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                                                                    EXHIBIT 99.2



               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

                          IN AND FOR NEW CASTLE COUNTY

HAWLEY OPPORTUNITY FUND,         )
                                 )
                  Plaintiff,     )
                                 )
           v.                    )        C.A. No. 15474
                                 )
MALCOLM I. GLAZER, AVRAM A.      )
GLAZER, RONALD C. LASSITER,      )
ROBERT V. LEFFLER and ZAPATA     )
CORPORATION,                     )
                                 )
                  Defendants.    )



                                     ANSWER

                  Defendants Ronald C. Lassiter, Robert V. Leffler and Zapata Corporation ("Zapata"), through their attorneys, answer the complaint as follows:

                  1. Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations of the first sentence of paragraph 1 of the complaint. The allegations of the second through fourth sentences of paragraph 1 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata issued an offer to purchase, reference to which is made for the terms and contents thereof and it is admitted that the offer by Zapata to purchase up to 15,000,000 shares of its common stock is scheduled to close February 20, 1997.

                  2(a). The allegations of paragraph 2(a) of the complaint are denied, except that it is admitted that the plaintiff in an action captioned Viskase Corp. v. American National Can Company, C.A. No. 93-C-7651 (N.D. Ill.) is a subsidiary of Envirodyne Industries, Inc.; it is further admitted


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that Zapata owns approximately 40.6% of the outstanding shares of the
Envirodyne common stock; and it is further admitted that on January 14, 1997, Zapata issued an offer to purchase, reference to which is made for the terms and contents thereof.

                  2(b). The allegations of paragraph 2(b) of the complaint are denied.

                  2(c). The allegations of paragraph 2(c) of the complaint are denied.

                  2(d). The allegations of paragraph 2(d) of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata commenced an offer to purchase up to 15,000,000 shares of the common stock of Zapata for $4.50 per share, as more fully described in the offer to purchase dated January 14, 1997, reference to which is made for the terms and contents thereof; it is further admitted that the offer to purchase is conditioned upon a minimum of 10,000,000 shares being validly tendered and not withdrawn prior to the expiration of the offer and it is further admitted that in the event that the Malcolm I. Glazer Family Limited Partnership tenders 3,000,000 shares of common stock into the offer, the purchase of shares pursuant to the offer will result in an increase in the percentage of Zapata's outstanding common stock owned by the Malcolm I. Glazer Family Limited Partnership from 35.18% to between 37.83% and 57.49%.

                  2(e). The allegations of paragraph 2(e) of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata issued an offer to purchase, reference to which is made for the terms and contents thereof.
                  The remaining allegations of paragraph 2 of the complaint are denied.

                  3. Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations of paragraph 3 of the complaint.
                  4. The allegations of paragraph 4 of the complaint are admitted.


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                  5.     The allegations of the first sentence of paragraph 5 of
the complaint are admitted. The allegations of the second sentence of paragraph
5 of the complaint are denied, except that it is admitted that as of January
13, 1997, the Malcolm I. Glazer Family Limited Partnership was the beneficial owner of 10,395,384 shares of Zapata common stock, which constituted approximately 35.18% of the outstanding common stock. The allegations of the third sentence of paragraph 5 of the complaint are denied. The allegations of the fourth sentence of paragraph 5 of the complaint are admitted.

                  6. The allegations of paragraph 6 of the complaint are admitted.

                  7. The allegations of paragraph 7 of the complaint are admitted.

                  8. The allegations of paragraph 8 of the complaint are denied, except that it is admitted that Mr. Leffler operates the Leffler Agency, an advertising and marketing/public relations firm in Baltimore, Maryland; it is further admitted that the Leffler Agency has a business relationship with the Tampa Bay Buccaneers and it is further admitted that Mr. Leffler is a member of the board of directors of Zapata.

                  9. The allegations of the first three sentences of paragraph 9 of the complaint are admitted. The allegations of the fourth, fifth and sixth sentences of paragraph 9 of the complaint are denied, except that it is admitted that the plaintiff in an action captioned Viskase Corp. v. American National Can Company, C. A. No. 93-C-7651 (N.D. Ill.) is a subsidiary of Envirodyne Industries, Inc. and it is further admitted that on November 8, 1996, Envirodyne issued a press release with respect to the Viskase Corp. action, reference to which is made for the terms and contents thereof; by way of further answer, Defendants aver that pleadings and other docket entries have been filed


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in Viskase Corp. v. American National Can Co., C.A. No. 93-C-7651 (N.D. Ill.),
reference to which is made for the terms and contents thereof.

                  10. Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations of paragraph 10 of the complaint.

                  11. The allegations of paragraph 11 of the complaint state conclusions of law as to which no responsive pleading is required, except that it is admitted that as of January 13, 1997, there were 29,549,707 shares of Zapata common stock outstanding.

                  12. The allegations of paragraph 12 of the complaint are denied, except that it is admitted that in late 1994 and early 1995, Zapata began to develop a strategic plan which involved repositioning Zapata into the food packaging, food and food service equipment and supply businesses and exiting the energy business.

                  13. The allegations of the first sentence of paragraph 13 of the complaint are denied, except that it is admitted that in August 1995, Zapata purchased 4,189,298 shares of the common stock of Envirodyne Industries, Inc. for $18.8 million from the Malcolm Glazer Trust. The allegations of the second sentence of paragraph 13 of the complaint are denied, except that it is admitted that Zapata Acquisition Corp., Zapata and Houlihan's Restaurant Group, Inc. entered into an agreement and plan of merger dated as of June 4, 1996. The allegations of the third, fourth and fifth sentences of paragraph 13 of the complaint are denied, except that it is admitted that Glazer family members own approximately 75% of the outstanding common stock of Houlihan's.

                  14. The allegations of paragraph 14 of the complaint are denied, except that it is admitted that this Court issued an opinion and entered a permanent injunction order in an action captioned Pasternak v. Glazer, Del. Ch., C.A. No. 15026, Jacobs, V.C., reference to which


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documents is made for the terms and contents thereof and it is further admitted that on October 8, 1996, Zapata announced that the merger agreement with Houlihan's Restaurant Group, Inc. had been terminated.

                  15. The allegations of paragraph 15 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata commenced an offer to purchase up to 15,000,000 shares of Zapata common stock for $4.50 per share; it is further admitted that Zapata disseminated an offer to purchase in connection with that transaction, reference to which is made for the terms and contents thereof and it is further admitted that between January 1, 1996 and January 13, 1997, the common stock of Zapata traded at a low of $3.00 per share and a high of $4.38 per share.

                  16. The allegations of paragraph 16 of the complaint are denied, except that it is admitted that at a meeting of the board of directors of Zapata held on December 13, 1996, Avram Glazer proposed that the company commence an offer for its shares of common stock; it is further admitted that there was no discussion during the December 13, 1996 board meeting of the inclusion of a minimum condition as part of any such offer; it is further admitted that the Zapata board took no action at the December 13, 1996 meeting with respect to the proposed offer; and it is further admitted that at the December 13, 1996 meeting of the Zapata board of directors, Malcolm Glazer expressed the view that he would not tender any shares of Zapata common stock that he beneficially owned.

                  17. The allegations of the first sentence of paragraph 17 of the complaint are denied, except that it is admitted that the final terms of an offer by Zapata to purchase up to 15,000,000 shares of its common stock at a price of $4.50 per share were proposed by Avram Glazer and approved by the Zapata board of directors at a meeting held on December 30, 1996. The


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allegations of the second and third sentences of paragraph 17 of the complaint are denied, except that it is admitted that the offer to purchase is conditioned upon a minimum of 10,000,000 shares being validly tendered and not withdrawn prior to the expiration of the offer and the Malcolm I. Glazer Family Limited Partnership having tendered and not withdrawn 3,000,000 shares. The allegations of the fourth sentence of paragraph 17 of the complaint are admitted. The allegations of the fifth, sixth and seventh sentences of paragraph 17 of the complaint are denied, except that it is admitted that in the event that the Malcolm I. Glazer Family Limited Partnership tenders 3,000,000 shares of common stock into the offer, the purchase of shares pursuant to the offer will result in an increase in the percentage of Zapata's outstanding common stock owned by the Malcolm I. Glazer Family Limited Partnership from 35.18% to between 37.83% and 57.49%.

                  18. The allegations of the first sentence of paragraph 18 of the complaint are denied, except that it is admitted that on November 7, 1996, a $102,000,000 damage award was made in Viskase Corp. v. American National Can Company, C. A. No. 93-C-7651 (N.D. Ill.) and it is further admitted that the commencement of the offer by Zapata to purchase up to 15,000,000 shares of its common stock was approved by the members of the board of directors of Zapata at a meeting held on December 30, 1996. The allegations of the second and third sentences of paragraph 18 of the complaint are denied, except that it is admitted that the per share stock price of Envirodyne Industries, Inc. closed at $4.00 on November 8, 1996, closed at 53/8 on November 9, 1996 and closed at 6 3/4 on January 22, 1997. The allegations of the fourth, fifth, sixth and seventh sentences of paragraph 18 of the complaint are denied, except that it is admitted that pleadings and other docket entries have been filed in Viskase Corp. v. American National Can Co., C.A. No. 93-C-7651 (N.D.


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Ill.), reference to which is made for the terms and contents thereof, and it is further admitted that Zapata owns appropriately 40.6% of the outstanding shares of the Envirodyne common stock.

                  19. The allegations of the first sentence of paragraph 19 of the complaint are denied, except that it is admitted that Malcolm. I. Glazer and Avram Glazer are members of the board of directors of Envirodyne Industries, Inc.; it is further admitted that neither Zapata nor the board of directors of Zapata has made any recommendation as to whether any stockholder should tender any or all of such stockholder's shares into the offer. The allegations of the second sentence of paragraph 19 of the complaint are denied, except that it is admitted that the board of directors of Zapata has not engaged an investment banking firm to evaluate the financial terms of the offer. The allegations of the third and fourth sentences of paragraph 19 of the complaint are denied.

                  20. The allegations of paragraph 20 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata disseminated an offer to purchase, reference to which is made for the terms and contents thereof.

                  21. The allegations of paragraph 21 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata disseminated an offer to purchase, reference to which is made for the terms and contents thereof and it is further admitted that pleadings and other docket entries have been filed in Viskase Corp. v. American National Can Co., C.A. No. 93-C-7651 (N.D. Ill.), reference to which is made for the terms and contents thereof.

                  22. The allegations of the first sentence of paragraph 22 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata disseminated an offer to purchase, reference to which is made for the terms and contents thereof. The allegations of the second, third, fourth and fifth sentences of paragraph 22 of the complaint are denied.


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                  23.    The allegations of the first, third and fourth
sentences of paragraph 23 of the complaint are denied. Defendants lack knowledge or information sufficient to form a belief as to the truth of the allegations of the second sentence of paragraph 23 of the complaint.

                  24. The allegations of the first sentence of paragraph 24 of the complaint are denied. The allegations of the second sentence of paragraph 24 of the complaint are denied, except that it is admitted that at a meeting of the board of directors of Zapata held on December 13, 1996, Avram Glazer proposed that the company undertake an offer for its shares of common stock; it is further admitted that on November 7, 1996, a $102,000,000 damage award was made in Viskase Corp. v. American National Can Company, C.A. No. 93-C-7651 (N.D. Ill.). The allegations of the third sentence of paragraph 24 of the complaint are denied, except that it is admitted that Zapata owns approximately 40.6% of the outstanding stock of Envirodyne Industries, Inc. The allegations of the fourth and fifth sentences of paragraph 24 of the complaint are denied.

                  25. Defendants reassert and reallege their responses to paragraphs 1 through 24 above as if fully set forth herein.

                  26. The allegations of the first sentence of paragraph 26 of the complaint state conclusions of law as to which no responsive pleading is required. The remaining allegations of paragraph 26 of the complaint are denied, except that it is admitted that on January 14, 1997, Zapata disseminated an offer to purchase, reference to which is made for the terms and contents thereof and it is further admitted that the per share stock price of Envirodyne Industries, Inc. closed at 5 1/2 on January 8, 1997 and closed at 6 3/4 on January 22, 1997.

                  27. Defendants reassert and reallege their responses to paragraphs 1 through 26 above as if fully set forth herein.


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                  28.    The allegations of the first sentence of paragraph 28
of the complaint state conclusions of law as to which no responsive pleading is required. The allegations of the second, third, fourth and fifth sentences of paragraph 28 of the complaint are denied.

                  29. The allegations of paragraph 29 of the complaint are denied.

                  30. The allegations of paragraph 30 of the complaint are denied.

                              AFFIRMATIVE DEFENSES

                           FIRST AFFIRMATIVE DEFENSE

                  The allegations of the complaint should be dismissed to the extent that liability on the part of the individual defendants has been eliminated pursuant to Article ELEVENTH of the Restated Certificate of Incorporation of Zapata.

                           SECOND AFFIRMATIVE DEFENSE

                  The complaint should be dismissed for failure to state a claim upon which relief can be granted.

                           THIRD AFFIRMATIVE DEFENSE

                  The complaint should be dismissed for failure to comply with Rule 23.1 of the Rules of the Court of Chancery to the extent that it purports to assert a derivative claim.



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                  WHEREFORE, Defendants Lassiter, Leffler and Zapata request that the Court dismiss the complaint with prejudice and award to Defendants their costs herein, including attorneys' fees, and such other and further relief as the Court deems just and proper.


                                           -------------------------------------
                                           Allen M. Terrell, Jr.
OF COUNSEL:                                Anne C. Foster
                                           Brigitte V. Fresco
R. Paul Yetter                             Richards, Layton & Finger
Baker & Botts, L.L.P                       One Rodney Square
910 Louisiana Street                       P.O. Box 551
Houston, Texas 77002                       Wilmington, DE 19899
                                           (302) 658-6541
                                             Attorneys for Lassiter, Leffler and
                                             Zapata Corporation
Dated:  January 29, 1997


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                             CERTIFICATE OF SERVICE

                  It is hereby certified that two copies of the foregoing Answer were served this 29th day of January, 1997 by hand delivery on the following attorneys of record:

                  Elizabeth M. McGeever, Esquire
                  Prickett, Jones, Elliott, Kristol, & Schnee
                  1310 King Street
                  Wilmington, Delaware 19801

                  P. Clarkson Collins, Jr., Esquire
                  Morris, James, Hitchens & Williams
                  222 Delaware Avenue
                  Wilmington, Delaware 19801



                                            ------------------------------------
                                            Anne C. Foster